EXHIBIT 99.2

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

HELEN OF TROY LIMITED

Moderator: Brian Grass

October 6, 2011

10:00 am CT

Operator:  Ladies and gentlemen, we thank you for your patience today. Good morning and welcome to the Helen of Troy Second Quarter Conference Call for fiscal year 2011.

At this time, I would like to inform you that all participants are in a listen-only mode. At the request of the Company, we will open the conference up for questions and answers after the presentation.

Our speakers for this morning’s conference call are Gerald Rubin, Chairman, Chief Executive Officer and President; Thomas Benson, Senior Vice President and Chief Financial Officer; and Brian Grass, Vice President and Assistant Chief Financial Officer.

I will now turn the conference over to Brian Grass. Please go ahead, sir.

Brian Grass:  Good morning everyone and welcome to Helen of Troy’s second quarter conference call for fiscal 2012. First of all, I want to apologize for the delay. We were having technical difficulties this morning.

The agenda for this morning’s conference call is as follows. We will have a brief forward-looking statement review followed by Mr. Rubin who, will discuss our second quarter earnings release

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

and related results of operations for Helen of Troy, followed by a financial review of our income statement and balance sheet for the quarter by Tom Benson, our Chief Financial Officer, and finally an open question and answer session for those of you with any further questions.

Safe Harbor. This conference call may contain certain forward-looking statements that are based on management’s current expectations with respect to future events or financial performance.

A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. Generally the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements.

Forward-looking statements are subject to risks that could cause statements to differ materially from actual. This conference call may also include information that may be considered non-GAAP financial information. These non-GAAP measures are not an alternative to GAAP financial information and may be calculated differently than non-GAAP financial information disclosed by other companies.

The Company cautions listeners to not place undue reliance on forward-looking statements or non-GAAP information.

Before I turn the conference call over to our chairman, Mr. Rubin, I would like to inform all interested parties that a copy of today’s earnings release has been posted to our Web site at www.hotus.com. The earnings release contains tables that reconcile non-GAAP financial measures to their corresponding GAAP-based measures. The release can be accessed by selecting the Investor Relations tab on our homepage and then the News tab.

I will now turn the conference over to Mr. Gerald Rubin, Chairman, CEO and President of Helen of Troy.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

Gerald Rubin:  Thank you, Brian and good morning to everybody and welcome to Helen of Troy’s second quarter end report.

Today, Helen of Troy reported record net sales revenue and record net income for the second quarter and six months ended August 31, 2011. The second quarter net sales revenue was $277,420,000 versus net sales revenue of $174,823,000 in the same period of the prior year, an increase of $102,600,000, or 58.7%, due largely to the acquisition of Kaz, Inc. on December 31, 2010.

Second quarter net income was $23,593,000, or 74 cents per fully-diluted share, compared with $23,473,000, or 75 cents per fully-diluted share, for the same period last year.

Net sales revenue for the six months ended August 31, 2011 was $548,887,000 versus net sales revenue of $334,976,000 in the same period of the prior year, an increase of $213,911,000, or 63.9%, also due largely to the Kaz acquisition.

Net income for the first half of this fiscal year was $48,198,000, or $1.52 per fully-diluted share compared with $41,860,000 or $1.34 per fully-diluted share, for the same period in the prior year, an increase of net income of $6,338,000, or 15.1%.

Net sales revenue for the Housewares segment increased 14.6% to $63,848,000 in the second quarter of fiscal 2012 compared with $55,704,000 for the same period last year.

Net sales revenue for the Personal Care segment decreased 3.2% to $115,296,000 in the second quarter of fiscal 2012 compared with $119,119,000 for the same period last year.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

The Company’s new Healthcare/Home Environment segment provided net sales revenue for the quarter of $98,276,000, a decrease of 0.8% in the second quarter compared to pro forma pre-acquisition results for the same period last year.

Net sales revenue for the Housewares segment increased 12.7% to $116,794,000 for the six-month period ending August 31, 2011 compared with $103,629,000 for the same period last year.

Net sales revenue for the Personal Care segment increased 2.9% to $238 million for the six months ended August 31, 2011 compared to $231,347,000 for the same period last year.

And the Healthcare/Home Environment segment provided net sales revenue for the six months and the August 31, 2011 of $194 million, an increase of 3% for the six-month period compared to pro forma pre-acquisition results for the same period last year.

We are extremely pleased with our record sales and record earnings for the second quarter and year-to-date in a difficult retail environment. Operating income increased by 9.7% and 21.1% for the three- and six-month periods ending August 31, 2011.

The integration of Kaz continues to progress well and according to our expectations. The impact of seasonality on our consolidated results has become more pronounced with the addition of our new health care home environment segment. We expect that a significant portion of the new segment’s operating income will be earned in the last two quarters of the fiscal year.

In September 2011, we reached a tentative agreement to sell our remaining portfolio of $18,900,000 of par value auction rate securities for 96% of par or $18,140,000. As a result of this tentative agreement, a non-operating pretax unrealized loss of $756,000 net of related tax effects of $265,000 is recognized in our consolidated condensed statement of income for the quarter ended August 31, 2011.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

As of August 31, Helen of Troy’s balance sheet remains strong with cash and cash equivalents of $25,138,000, net working capital of $186,677,000 and stockholders’ equity of $725,845,000. And during the second quarter we repaid $53 million in senior debt at maturity.

Domestic and global economic indicators continue to signal a fragile and slow economic recovery. Despite the difficult macro environment, the Company’s core strengths remain strong. We continue to execute our business plan for fiscal 2012. Our business plan includes investment in new product line development, sourcing and product cost management initiatives to partially offset commodity cost increases, implementation of numerous productivity initiatives to reduce operating expense, and continued pursuit of additional acquisitions of complementary businesses or product lines.

We confirm our previously issued fiscal year 2012, which ends February 28, 2012, that fully-diluted earnings per share guidance of $3.40 to $3.50. We are confident that we are well positioned to continue to be a leader in serving our retail partners and consumers.

The EBITDA increased from $60.4 million to $75 million for the six months ended August 31, 2011 as compared to the year before. This is up $14,725,000, or 24%.

And now, I would like to turn this conference call over to Tom Benson, our CFO.

Tom Benson:  Thank you, Jerry. Good morning everyone. In the second quarter, we experienced a year-over-year net sales revenue increase of $102.6 million, or 58.7%, primarily reflecting an impact of the Kaz acquisition and 14.6% organic growth in the Housewares segment.

Gross profit margin declined by 5.4 percentage points year-over-year due primarily to the impact of lower margins earned in the Healthcare/Home Environment segment, which is new to our

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

financial results this year; Increased product cost and promotional closeout sales in the Housewares segment; and greater usage of coupon programs in the Personal Care segment the redemption costs of which is recorded as reduction to net sales revenue.

Second quarter selling, general and administrative expense as a percentage of net sales revenue decreased by 0.6 percentage points compared to the same period last year.

Second quarter net income was $23.6 million compared to $23.5 million for the same period last year.

Earnings per fully-diluted share for the second quarter was 74 cents compared to 75 cents for the same period last year. Year-over-year net income and earnings per fully-diluted share were unfavorably impacted by increase in advertising expense of $4.1 million in the Personal Care segment. This year, we are spreading our advertising spending more evenly throughout the year where we had more spending in the second half of the year last year.

In addition, in September 2011, we reached a tentative agreement to sell our remaining portfolio of $18.9 million par value auction rate securities for 96% of par or $18.1 million. As a result of the agreement, an unrealized loss of $760,000 net of related tax effects of $260,000 was recognized in our consolidated condensed statement of income for the quarter ended August 31, 2011. It had a 1.5 cent impact (and on) earnings per share for the quarter.

Net sales revenue for the second quarter increased 58.7% year-over-year. Second quarter fiscal 2012 net sales revenue was $277.4 million compared to $174.8 million in the prior year second quarter. This is an increase of $102.6 million, or 58.7%. The increase in net sales revenue - I’m sorry, the increase in net sales reflects incremental sales from the Kaz acquisition and organic growth in the Housewares segment of $8.1 million or 14.6%.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

Operating income for the second quarter of fiscal 2012 was $30.3 million or 10.9% of net sales compared to $27.7 million, or 15.8%, of net sales in the prior year quarter. This is a dollar increase of $2.7 million and a percentage increase of 9.7%.

The increase in operating income reflects the impact of incremental operating income from the Healthcare/Home Environment segment. Year-over-year operating income was unfavorably impacted by a decline in sales and an increase in advertising expense of $4.1 million in the Personal Care segment. As previously reported, certain advertising programs were deferred from the second quarter of fiscal 2011 to the third and fourth quarters of fiscal 2011 providing a difficult second quarter comparison in fiscal 2012.

Second quarter net income was $23.6 million, or 8.5%, of net sales compared to $23.5 million, or 13.4%, of net sales in the prior year quarter. This is an increase of $120,000 or half a percent.

Diluted earnings per share in the second quarter of fiscal 2012 was 74 cents per share compared to 75 cents per share in the prior year quarter. This is a decrease of 1 cent per share, or 1.3%.

Second quarter net income and diluted earnings per share were impacted by: a sales decline and a $4.1 million increase in advertising expense in the Personal Care segment; a decline in the gross profit margin in the Housewares segment due to periodic cost increases and the timing of promotional closeout activity that impacted the second fiscal quarter this year compared to the third and fourth fiscal quarters of the prior year; net operating after tax loss of $500,000 recognized in connection with the September 2011 tentative agreement to sell our remaining portfolio auction rate securities at a 4% discount to par: and higher year-over-year interest and tax expense.

Now I will provide a more detailed review of various components of our financial performance.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

Products in our Personal Care segment include hairdryers, straightening irons, curling irons, thermal brushes, massagers, spa products, foot baths, hairbrushes and accessories, liquid hair care and styling products, men’s fragrances, men and women’s antiperspirants and deodorants, foot powder, body powder and skin care products. Key brands in this segment include Revlon, Vidal Sassoon, Hot Tools, Dr. Scholl’s, PRO Beauty Tools, TONI&GUY, Brut, Ammens, Infusium 23, Pert Plus and Sure.

Personal Care net sales revenue for the second quarter of fiscal 2012 was $115.3 million compared to $119.1 million in the prior year quarter. This is a decrease of $3.8 million or 3.2%. Decline in Personal Care net sales revenue primarily reflects the impact of difficult domestic and international retail sales environments.

Our Housewares segment consists of the OXO business. OXO is the leader in providing innovative consumer product tools in a variety of areas including kitchen, cleaning, storage and organization. Brands that we sell include OXO Good Grips, OXO SteeL, OXO Softworks, OXO Touchables and OXO Tot.

Housewares net sales revenue for the second quarter fiscal 2012 was $63.8 million compared to $55.7 million in the prior year second quarter, an increase of $8.1 million, or 14.6%. Sales growth was driven primarily by expanded shelf space with a key retail account, shipments of the new OXO Tot baby and toddler product line, and a year-over-year increase in promotional closeout sales that were in the second fiscal quarter this year in the third and fourth fiscal quarters of the prior year.

Our Healthcare/Home Environment segment consists of the new Kaz business acquired on December 31, 2010. Kaz is a world leader in providing a broad range of consumer products to primary product categories consisting of healthcare and home environment. Kaz markets the

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

number of well-known brands including Vicks, Braun, Honeywell, Kaz, Smart-Temp, SoftHeat, Duracraft, Protec, Stinger and NOsquito.

Healthcare/Home Environment net sales for the second quarter was $98.3 million.

Consolidated gross profit for the second quarter was $112.3 million which is 40.5% of net sales compared to $80.3 million or 45.9% of gross sales in the prior year - I’m sorry, of net sales in the prior year quarter. This is an increase of $32 million. It’s a percentage increase in dollar terms of 39.9%. The gross profit margin as a percentage of net sales decreased 5.4 percentage points.

The decline in gross profit as a percentage of sales is primarily due to the dilutive impact of the Healthcare/Home Environment segment, which is historically operated with a lower gross profit margin than our other two segments, a lot of cost increases and promotional closeout activity in the Housewares segment, and greater use of coupon programs in the Personal Care segment to promote sell-through at retail and this form of advertising in a difficult economic environment.

Selling, general and administrative expense in the second quarter of fiscal 2012 was $81.9 million, which is 29.5% of net sales, compared to $52.6 million, which is 30.1% of net sales in the prior year quarter. This is a dollar increase in selling general administrative expense of $29.3 million, which is a 55.7% increase in dollar terms. This is a decrease of 0.6 percentage points year-over-year as a percentage of sales.

The year over decrease in SG&A as a percentage of sales is primarily due the impact of Kaz which operated on lower SG&A as a percent of sales for the second quarter fiscal 2012 than the Company’s consolidated SG&A as a percentage of sales for the same period last year.

The overall decrease was partially offset by higher advertising, legal and professional fees and travel and fees and expenses as well as the unfavorable impact of net foreign exchange gain

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

losses year-over-year and the comparative impact of an insurance gain recorded in the second quarter of the prior year.

Interest expense for the second quarter was $3.3 million, or 1.2% of net sales revenue, compared to $2.1 million or 1.2% of net sales revenue in the same quarter last year. The dollar increase in interest expense is due to additional debt outstanding associated with the Kaz acquisition.

Income tax expense for the second quarter of fiscal 2012 was $2.8 million compared to $2.2 million in the prior year quarter. Second quarter income tax expense was 10.7% of pretax earnings compared to an 8.6% effective tax rate in the same quarter last year. Fluctuation in our effective tax rate is attributable to shifts in the mixed of taxable income earned between various high and low tax rate jurisdictions in which we conduct our business.

I will now discuss our financial position. Our cash and cash equivalents balance was $25.1 million at August 31, 2011 compared to $49.1 million at August 31, 2010. We had $105 million of borrowings on $150 million revolving line of credit. Subsequent to the end of the quarter we reached an agreement to sell our remaining portfolio of $18.9 million par value auction rate securities for 96% of par, or $18.1 million.

Receivables were $200.6 million at August 31, 2011 compared to $122.3 million at August 31, 2010. The increase in receivables is primarily due to the Kaz acquisition. Receivable turnover improved to 63.5 days at August 31, 2011 from 65.7 days at August 31, 2010.

Inventory at August 31, 2011 was $257.6 million compared to $167.5 million at August 31, 2010. The increase in inventory relates primarily to the Kaz acquisition. Inventory turnover improved to 2.8 times at August 31, 2011 compared to 2.6 times at August 31, 2010.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

Shareholders’ equity increased $98.5 million to $725.8 million at August 31, 2011 compared to $627.4 million at August 31, 2010.

We are progressing with the integration of Kaz with the expectation of realizing estimated synergies and in excess of $10 million to be achieved in the second full year of operations as previously reported.

I’ll now turn it over to Jerry for questions.

Gerald Rubin:  Thank you, Tom. Operator, we’re open for questions now.

Operator:  The question and answer session will begin now. If you’re using a speakerphone, please pick up the handset before pressing any numbers. Should you have a question, please press star followed by the number 1 on your push-button phone. Should you wish to withdraw your question, please press star 2.  Your question will be taken in the order it is received. Please stand by for your first question.

Our first question comes from Jason Gere of RBC Capital Markets. Please state your question.

Jason Gere:  Thanks. Good morning, guys.

Gerald Rubin:  Good morning.

Jason Gere:  Just a couple questions. I guess one, I was just - obviously there’s a lot of concern about the retail environment out there in the U.S. I was just wondering if you could talk about maybe the monthly progression you saw in sales, you know, June through August and maybe how September is starting to shape up between the OXO line which is obviously doing very well and

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

then you have the Personal Care side which looks like it’s facing a little bit more of the economic malaise. I’m just wondering if you can give some color on that please.

Tom Benson:  Sure, Jason. This is Tom Benson. In our second fiscal quarter our sales get stronger as the months go on and that’s just because we get close to the peak holiday season. So, you know, in August we had stronger sales than in June and July as was expected. Also, our Kaz business, they prepare for some of the seasonal changes has stronger sales in August and actually they have stronger sales in the third quarter also. So they have some seasonality to their sales.

September, we had a very good month. In our business, we do a lot of preparation for the peak holiday season and a lot of load-in so we have a very good third quarter in sales. The consumer consumption and purchases — a lot of it we don’t know exactly how it goes until December and the January period. So we’re very positive about the load-in for the period. We have to see what the consumers take off the shelf.

Jason Gere:  Okay. So then when you’re thinking about organic sales for the back half of the year and obviously you reiterated your guidance to $3.40 to $3.50 and, you now, definitely get a sense of the margin side, but just from a topline perspective, you know, this quarter, I think what your organic sales was around 2% or somewhere in that range? I might’ve missed what you said on FX but...

Tom Benson:  ((inaudible)).

Jason Gere:  But are we...

Tom Benson:  ((inaudible)).

Jason Gere:  What’s that?

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

Tom Benson:  (Before) sales were 2-1/2% for the quarter.

Jason Gere:  FX was 2-1/2%?

Tom Benson:  Yes.

Jason Gere:  Okay. So then, organic sales were kind of flattish on I guess what was probably the easiest comp of the year. So, as the back half comes in, it sounds like, are you comfortable with something in that 4% to 5% type of topline growth organically, so obviously excluding Kaz? And what does that say for, you know, with OXO where obviously the trends have been very strong, I think you said there was some change in promotional timing, versus just the Personal Care side where you’re looking at the appliance business, where I think that’s where it’s a little bit more economically sensitive?

Tom Benson:  On the OXO, what we’re indicating is they have had a very strong first half. They had 14.6% growth in the second quarter. Some of that is sales that have been taken out of the third quarter so we are not expecting to have a strong growth in the second half of the year for OXO. It’s a matter of timing on the promotional sales year-over-year. I mean we have stated on OXO that, you know, we’re looking at high single digits growth for the year on OXO. We’re comfortable on that.

Jason Gere:  Okay.

Tom Benson:  On the Personal Care area, it’s kind of a - it’s a mix. On our liquids and lotions, we continue to do very well. We are entered into more promotional advertising and things that we explained as we brought on these new brands over the last couple of years.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

The Personal Care appliance area is a little tougher. We are coming out with some very exciting product lines for our Twilight series and stuff and we have some exciting product lines coming out in Europe. So we are optimistic but that’s more of a consumer-driven business.

People will replace their hairdryers if they break. You know, we need to bring out the exciting products so we get them to go out and buy the new products and features even though their other one is still working and that’s what we’re working on.

Jason Gere:  Okay. And then just a last question on Kaz, and I guess talking about the seasonality, but you talked about the pro forma number that was down 1%, so I guess with currency benefits in this quarter it was probably down low single digits. So I think the last quarter on the last conference call we talked about that Kaz business probably could be one of your fastest growing businesses next to OXO of course.

So, if we’re talking more mid-single digits, are you anticipating that when you look at it year-over-year on a pro forma basis that the back half should see something much greater or, you know, is that mid-single digit outlook for Kaz really more low single digit until the economy gets a little bit stronger?

Tom Benson:  I think Kaz is going to - for the first half, Kaz was up 3% on a pro forma basis. There was some sales that — just customer timing —  it did get pushed to the third quarter in Kaz, not a huge amount, but there was some. So we’re expecting better growth in the second half than the first half.

Jason Gere:  Okay. Great. Thanks. I’ll pass it on to the next person in the queue. Thanks.

Tom Benson:  Okay.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

Operator:  And at this time, we have one question remaining in queue. Once again that is star followed by the number 1 to ask a question. Next question comes from Steve Friedman of Wells Fargo.

Steve Friedman:  Good morning, Jerry and Tom.

Tom Benson:  Morning.

Gerald Rubin:  Morning, Steve.

Steve Friedman:  I just would like to go over something. For the six months, you’re showing $1.52 in earnings per share versus $1.34. Your guidance, you reaffirmed that $3.40 to $3.50 per share and that would imply, I guess, you’re looking for $1.88 to $1.98 versus the $1.63 in the second half of the year, or your fiscal year. That’s a nice increase, and I guess a lot of it be seasonal, but if you are confident that you’re going to attain the $3.40 to $3.50, can you kind of expand a little bit on how you plan to accomplish that or how confident you are of that number?

Gerald Rubin:  Steve, as you just heard, the Kaz business is very seasonal. The second six months which we have already finished one month, September, are much better months for Kaz because of the cold season and humidifiers and the vaporizer business and their thermometers. So they do much, much better in the second half than they do in the first half.

And the other businesses do better in the second half than the first half. And, yes, we’ve charted it out and we feel comfortable $3.40 to $3.50. I think it’s just a shifting. It’s a - I know that everybody reads what the analysts project — but I don’t think the analysts took into consideration that Kaz is seasonal business. I think they took what we told them and just divided by four quarters. And it is a seasonal business and, yes, we will do much better in the second half and get our numbers to $3.40 to $3.50.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

Steve Friedman:  All right. That answers my question. Thanks so much, Jerry.

Gerald Rubin:  Okay. Thank you, Steve.

Operator:  Our next question comes from Jeff Matthews of RAM Partners.

Jeff Matthews:  Hi. I was wondering if you could talk about sourcing cost issues and labor inflation in China and where commodity prices look to you these days. Thank you.

Gerald Rubin:  As far as China, labor costs have gone up in the past year, commodity costs have gone up. But right now, they’ve either stabilized or dropped. As you see, oil has dropped. So there is a balance between the labor cost and the commodity cost. So, right now, for the rest of the year, we look that the pricing of merchandise will be stable. And as everybody knows, we’ve already ordered or have in stock inventory, you know, for the next five or six months so we already know what the costing is. And, it looks pretty stable now compared to the year before.

Jeff Matthews:  Okay. And then on Kaz, just wondering — now that you have some time with it under your belt, what the biggest variance is versus what you might’ve expected when you bought it might have been, either positive or negative.

Gerald Rubin:  Yeah. Well, I’m very, very positive on Kaz. They have some great licenses, and with the support of Proctor & Gamble, they have the Vicks and the Braun, and they’re looking to expand the licenses into new products and new areas. So, we’re very, very optimistic about Kaz and we’re very happy that we acquired them. They’re a great addition to the Helen of Troy portfolio.

Jeff Matthews:  Thank you.

Operator:  We’ll go next to Jason Gere of RBC Capital Markets.

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

Jason Gere:  Thanks. It’s me again. I guess just two follow-up questions. One, I was just wondering if you could talk a bit about the inventory level at retail particularly on the Personal Care side.

And then, secondly, if you could talk about, obviously, your cash position; I know you guys don’t really like to buy back stock. Did you look, kind of, at V05 when it was on the market and can you maybe just an update on the M&A environment, and where you need to be on the Kaz integration before you guys could come in and make another acquisition like you’ve done over the last few years. Thanks.

Tom Benson:  Jason, this is Tom Benson. On the M&A side, we cannot specifically talk about who we looked at or who we didn’t look at. What I can tell you is that we are active in the M&A area. We continue to look for good opportunities. We’re very disciplined in our approach and we feel that, you know, we’re still in a position where we could take on additional debt to support an acquisition. We’re not highly leveraged at all. We have financial institutions that want to support our next acquisition, so we’re looking continuously.

Jason Gere:  Okay. And then what about the inventory levels at retail?

Gerald Rubin:  Okay. This is Jerry. I can address that. The retailers are watching their inventories very, very closely. They are not overstocked. And in many cases I believe that they’re under-stocked because if you go to some of the retailers a lot of our products are off the shelf and we’re working with retailers to get more product on the shelf. But, you know, they are running their business and trying to run as lean as they can.

So the good news is they’re not overstocked. They buy what they need, you know, our sales reflect what they’re selling. And the retail consumer is going into the stores based on the economy and they’re looking for value. So value products nationally seem to do better than

HELEN OF TROY, LTD.

Moderator: Brian Grass

10-06-11/10:00 am CT

Confirmation # 6284587

higher-priced items and that’s the area that we sell in. Almost all of our products are $30 or under and as an average and so we expect to do very, very well with the placement that we have in the retail stores for the next six months.

Jason Gere:  Okay, great. Thank you.

Gerald Rubin:  Thank you, Jason.

Operator:  If there are no further questions, I will turn the conference back to Gerald Rubin to conclude.

Gerald Rubin:  Thank you everyone for listening in. I’m sorry we were a little late but hopefully we answered all your questions. Thank you for participating and I look forward to talking to all of you and report our third quarter earnings. Thank you again.

Operator:  Ladies and gentlemen, if you wish to access the replay for this call you may do so by dialing 888-203-1112 with replay passcode 6284587.

This concludes our conference call for today. Thank you all for participating and have a nice day. All parties may now disconnect.

END